Explanation of Responses

(1) In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse AG (the “Bank”), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”), the Alternative Investments business (the “AI Business”) within the Asset Management division (the “Asset Management division”) and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking division (the “Private Banking division”) (the “Reporting Person”). The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person’s principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (“CS Hldgs USA Inc”), a Delaware corporation. The address of CS Hldgs USA Inc’s principal business and office is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group AG (“CSG”), a corporation formed under the laws of Switzerland.

CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company. CS USA Inc is the sole stockholder of Credit Suisse Private Equity, Inc., a Delaware corporation (“CSPE”). CSPE is the sole stockholder of DLJ Merchant Banking III, Inc., a Delaware corporation (“MB III Inc.”) and DLJ MB Advisors, Inc., a Delaware corporation (“DLJ MB Advisors”). CS USA Inc is the sole member of Credit Suisse Securities (USA) LLC (“CS Sec USA LLC”), a Delaware limited liability company and a registered broker-dealer that effects trades in many companies, including the Issuer. DLJ LBO Plans Management Corporation, a Delaware corporation (“DLJLBO”), and DLJ Fund Partners, L.P., a Delaware limited partnership (“DLJFP”), are indirect wholly owned subsidiaries of CS USA Inc. The address of the principal business and office of each of CS Hldgs USA Inc, CS USA Inc, CS Sec USA LLC, CSPE, MB III Inc., DLJ MB Advisors, CS Sec USA LLC, DLJLBO and DLJFP is Eleven Madison Avenue, New York, New York 10010.

Each of Overseas Partners III, Offshore Partners III, Offshore Partners III-1, Offshore Partners III-2, Partners III GmbH, Millennium, MBP III, MERS, CSFB FCIP and CFIG (each, defined below, and, collectively, the “Investing Entities”) makes investments for long-term appreciation and has structured its investment in the Issuer through a holding company, specifically DLJ WC Holdings and DLJ MB Advisors (Cayman) (each as defined below).  MB III Inc. is (i) the advisory general partner of each of Offshore Partners III, Offshore Partners III-1, and Offshore Partners III-2, (ii) the managing general partner of Overseas Partners III and Millennium and (iii) an advisor to Partners III GmbH. DLJ Merchant Banking Partners III, L.P. is (i) the associate general partner of each of Offshore Partners III, Offshore Partners III-1, Offshore Partners III-2 and Millennium and (ii) the managing limited partner of Partners III GmbH. DLJLBO is the general partner of MBP III and the managing general partner of CFIG. DLJMB III (Bermuda), L.P. is the associate general partner of Overseas Partners III. DLJFP is the general partner of MERS and CSFB FCIP.  MB III Inc. holds the Class A voting shares of DLJ WC Holdings and DLJ MB Advisors holds the Class A voting shares of DLJ MB Advisors (Cayman).  The address of the principal business and office of each of the Investing Entities is Eleven Madison Avenue, New York, New York, 10010.

CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking products. The Bank is comprised of the Investment Banking division, the Asset Management division and the Private Banking division. The Investment Banking division provides financial advisory and capital raising services and sales and trading to institutional, corporate and government clients worldwide. The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide and offers products across a broad range of investment classes, including alternative investments. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. CSG’s business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the AI Business) (the “Traditional AM Business”) and the Private Banking division (other than the U.S. PCS Business) (the “Non-U.S. PB Business”)) may beneficially own securities to which this Form 4 relates (the “Shares”) and such Shares are not reported in this Form 4. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Traditional AM Business and the Non-U.S. PB Business disclaims beneficial ownership of Shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, the Traditional AM Business and the Non-U.S. PB Business.

(2)  Includes 322,797 shares sold by DLJ MB Advisors (Cayman) Limited, a Cayman Islands exempted company (“DLJ MB Advisors (Cayman)”), the Class A shareholder of which is DLJ MB Advisors and the Class B shareholders of which are MERS Investment Partnership, L.P., a Delaware limited partnership (“MERS”), CSFB Fund Co-Investment Program, L.P., a Delaware limited partnership (“CSFB FCIP”) and CFIG CO-INVESTORS, L.P., a Delaware limited partnership (“CFIG”).

(3)  Includes 25,225,584 shares held by DLJ WC Holdings Limited, a Caymans Islands exempted company (“DLJ WC Holdings”), the Class A shareholder of which is MB III Inc. and the Class B shareholders of which are DLJMB Overseas Partners III, C.V., a Netherlands Antilles limited partnership (“Overseas Partners III”), DLJ Offshore Partners III, C.V., a Netherlands Antilles limited partnership (“Offshore Partners III”), DLJ Offshore Partners III-1, C.V. , a Netherlands limited partnership (“Offshore Partners III-1”), DLJ Offshore Partners III-2, C.V., a Netherlands limited partnership (“Offshore Partners III-2”), DLJ MB Partners III GmbH & Co. KG, a German limited partnership (“Partners III GmbH”), Millennium Partners II, L.P., a Delaware limited partnership (“Millennium”) and MBP III Plan Investors, L.P., a Delaware limited partnership (“MBP III).